UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 5, 2020

CHINOOK THERAPEUTICS, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-35890	94-3348934
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Fairview Avenue East, Suite 100

Seattle, WA 98102

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (206) 485-7051

Aduro Biotech, Inc.

750 Heinz Avenue

Berkeley, California 94710

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	KDNY	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01.	Entry into a Material Definitive Agreement.

As a result of the Merger (as defined in Item 2.01 of this Current Report on Form 8-K), the following agreement effectively became the agreement of Chinook Therapeutics, Inc., formerly known as “Aduro Biotech, Inc.” (the “Company”).

AbbVie License Agreement

On December 16, 2019, Chinook Therapeutics U.S. Inc. (“Private Chinook”) entered into a license agreement (the “License Agreement”), with AbbVie Ireland Unlimited Company (“AbbVie”), for an exclusive, sublicensable, worldwide license to atrasentan, along with claims in several issued patents and associated know-how, to manufacture, have manufactured, use and sell defined licensed products for use within the field of all human and non-human diagnostic, prophylactic, and therapeutic uses. Under the terms of this license, Private Chinook paid an initial licensing fee and issued AbbVie 6,842,907 shares of Private Chinook common stock. The license agreement also requires Private Chinook to pay potential milestone payments totaling up to $135 million upon the achievement of certain developmental, regulatory and commercial milestones, as well as royalties ranging from the high single digits to the high-teens based on annual thresholds for net sales of licensed products by Private Chinook, its affiliates and its sublicensees.

Under the License Agreement, Private Chinook has a continuing obligation to use commercially reasonable efforts to develop, obtain regulatory approvals and commercialize licensed products. The License Agreement is effective on a per-country basis until the later of: (i) the last expiration of a claim in a licensed patent that covers the licensed product in such country, (ii) the expiration of any period of regulatory exclusivity for a licensed product that bars the entry of generic competitors in such country, or (iii) a specified period after the first commercial sale of the licensed product. Each party has the right to terminate the license for the other party’s material breach or in the event of the other party’s bankruptcy or insolvency, subject to specified notice and cure periods. Additionally, AbbVie can terminate the license if Private Chinook challenges claims in licensed patents or fail to meet Private Chinook’s diligence obligations with respect to licensed products. Upon any termination of the license, Private Chinook may grant AbbVie an exclusive, sublicenseable license to any improvements that Private Chinook makes to the licensed technology, including those that Private Chinook licenses from third parties, subject to a mutually agreed royalty.

The License Agreement is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

The information set forth in Item 5.02 regarding the consulting agreements and separation agreements is incorporated by reference into this Item 5.01.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On October 5, 2020, the Company completed its acquisition of Private Chinook pursuant to the terms of the Agreement and Plan of Merger and Reorganization dated as of June 1, 2020, as amended on August 17, 2020 (the “Merger Agreement”), by and among the Company, Private Chinook and Aspire Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub”), pursuant to which, among other matters, Merger Sub merged with and into Private Chinook, with Private Chinook continuing as a wholly owned subsidiary of the Company and the surviving corporation of the merger (the “Merger”). Immediately following the Merger, the Company changed its name to “Chinook Therapeutics, Inc.” Following the completion of the Merger, the business conducted by Private Chinook became the primary business conducted by the Company, which is a biopharmaceutical company focused on discovering, developing and commercializing precision medicines for kidney diseases.

Pursuant to the terms of the Merger Agreement, the Company issued shares of its common stock to Private Chinook’s stockholders, at an exchange ratio of 0.292188 shares of Company common stock, for each share of Private Chinook capital stock outstanding immediately prior to the Merger, such exchange ratio reflects the previously disclosed reverse stock split of the Company effective on October 2, 2020. The exchange ratio was determined through arm’s-length negotiations between the Company and Private Chinook. The Company also assumed all of the stock options outstanding under the Private Chinook 2019 Equity Incentive Plan, as amended (the “Private Chinook Plan”), with such stock options henceforth representing the right to purchase a number of shares of Company common stock equal to 0.292188 multiplied by the number of shares of Private Chinook common stock previously represented by such options. The Company also assumed the Private Chinook Plan.

The issuance of the shares of the Company’s common stock to the former stockholders of Private Chinook was registered with the U.S. Securities and Exchange Commission (the “SEC”) on Registration Statement on Form S-4, as amended (Reg. No. 333-239989) (the “Registration Statement”).

The Company’s shares of common stock listed on The Nasdaq Global Select Market, previously trading through the close of business on October 5, 2020, under the ticker symbol “ADRO,” commenced trading on The Nasdaq Global Select Market, under the ticker symbol “KDNY,” on October 6, 2020. The Company’s common stock has a new CUSIP number, 16961L 106.

The Merger Agreement and related amendments are attached as Exhibits 2.1 and 2.2 hereto and are incorporated herein by reference.

Item 4.01.	Change in Registrant’s Certifying Accountant.

(a) Dismissal of Independent Registered Public Accounting Firm

On October 5, 2020, following the closing of the Merger, the Audit Committee of the Company dismissed Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm, to be effective following Deloitte’s completion of its review of the Company’s condensed consolidated financial statements for the quarter ended September 30, 2020 (such date of review completion, the “Transition Date”).

The reports of Deloitte on the Aduro Biotech, Inc.’s financial statements for each of fiscal years ended December 31, 2018 and December 31, 2019 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principle, except that the reports for the fiscal years ended December 31, 2018 and December 31, 2019 expressed an unqualified opinion on the financial statements and included an explanatory paragraph referring to Aduro’s change in its method of accounting for revenue recognition due to the adoption of ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606), and the report for the fiscal year ended December 31, 2019 also included an explanatory paragraph referring to the Company’s change in its method of accounting for leases due to the adoption of ASC Topic 842, Leases).

During the fiscal years ended December 31, 2018 and December 31, 2019, and the subsequent interim period through October 5, 2020, there were no disagreements (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) between the Company and Deloitte on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures which disagreements, if not resolved to the satisfaction of Deloitte would have caused Deloitte to make reference thereto in their reports on the financial statements for such years. Also during this same period, there were no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K and the related instructions thereto.

The Company provided Deloitte with a copy of the disclosures it is making in this Current Report on Form 8-K and requested that Deloitte furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements contained herein. A copy of Deloitte’s letter, dated October 7, 2020, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b)    Engagement of New Independent Registered Public Accounting Firm

On the Transition Date, the Audit Committee of the Company appointed PricewaterhouseCoopers LLP (“PwC”) as the Company’s new independent registered public accounting firm effective as of the Transition Date.

During the fiscal years ended December 31, 2018 and December 31, 2019, and the subsequent interim period through October 5, 2020, neither the Company, nor anyone acting on its behalf, consulted with PwC regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that may be rendered on the Company’s financial statements, and PwC did not provide either a written report or oral advice to the Company that was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 5.01.	Changes in Control of Registrant.

The information set forth in Item 2.01 regarding the Merger and in Item 5.02 regarding the Company’s board of directors are incorporated by reference into this Item 5.01.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Merger Agreement, each of the directors and officers of the Company who will not continue as directors or officers of the Company following the consummation of the merger resigned effective as of the closing of the Merger.

Directors

In accordance with the Merger Agreement, effective immediately prior to the Merger, each of Stephen T. Isaacs, Frank Karbe, David H. Mack, Ph.D., Stephanie Monaghan O’Brien, and Stephen A. Sherwin, M.D. resigned from the Company’s board of directors and any respective committees of the board of directors on which they served, which resignations were not the result of any disagreements with the Company relating to the Company’s operations, policies or practices.

In accordance with the Merger Agreement, at the effective time of the Merger, each of Eric Dobmeier, Jerel Davis, Srinivas Akkaraju, Michelle Griffin and Dolca Thomas were appointed directors of the Company. As a result, effective as of the effective time of the Merger, the Company’s board of directors consisted of a total of seven directors, with Jerel Davis and William M. Greenman Class I directors of the Company whose terms expire at the Company’s 2022 annual meeting of stockholders; Ross Haghighat, Eric Dobmeier and Michelle Griffin Class II directors of the Company whose terms expire at the Company’s 2023 annual meeting of stockholders; and Srinivas Akkaraju and Dolca Thomas Class III directors of the Company whose terms expire at the Company’s 2021 annual meeting of stockholders. In addition, Michelle Griffin (Chair), William M. Greenman, and Ross Haghighat were appointed to the Company’s Audit Committee, and William M. Greenman (Chair), Jerel Davis, and Srinivas Akkaraju were appointed to the Compensation Committee and Srinivas Akkaraju (Chair), Ross Haghighat, and Dolca Thomas were appointed to the Nominating and Governance Committee.

Resignation of Executive Officers

Upon the closing of the Merger, each of Stephen T. Isaacs, Blaine Templeman, Dimitry Nuyten, William G. Kachioff and Celeste Ferber resigned from the Company. On October 5, 2020, the Company entered into Separation Agreements with Mr. Isaacs, Mr. Templeman, Dr. Nuyten and Ms. Ferber, pursuant to which each of Mr. Isaacs, Mr. Templeman, Dr. Nuyten and Ms. Ferber are entitled to receive certain severance payments and benefits as described in the Registration Statement.

On October 6, 2020, the Company entered into consulting agreements with each of Mr. Isaacs and Mr. Templeman, pursuant to which such individuals would provide consulting services to the Company to support the disposition of the Company’s non-renal assets (the “Consulting Agreements”). The Company will pay a $75,000 flat monthly fee for each of Mr. Isaacs and Mr. Templeman’s services, plus reimbursement of reasonable expenses. Under the Consulting Agreements, Mr. Isaacs and Mr. Templeman will continue to seek a disposition of the Company’s non-renal assets.

The description of the Separation Agreements and Consulting Agreements set forth herein is not complete and is qualified in its entirety by reference to the full text of the Separation Agreements and Consulting Agreements, copies of which are attached as Exhibits 10.2, 10.3 and 10.4 and are incorporated herein by reference.

Officers

Upon the closing of the Merger, Eric Dobmeier was appointed as the Company’s President and Chief Executive Officer, Tom Frohlich was appointed as Chief Business Officer, and Alan Glicklich, M.D., was appointed as Chief Medical Officer.

On October 5, 2020, immediately following the closing of the Merger, the Company entered into a customary form of indemnification agreement with each of its directors and executive officers. A copy of the Company’s form indemnification agreement is attached as Exhibit 10.5 hereto and is incorporated herein by reference.

Biographical information regarding each of the newly appointed directors and executive officers other than Dr. Thomas is included in the Registration Statement and is incorporated herein by reference.

Dolca Thomas, M.D. has served on the board of directors of the Company since October 2020. Dr. Thomas has served as the Chief Medical Officer of Principia Biopharma Inc. since October 2018. From June 2016 to September 2018, Dr. Thomas was Vice President and Global Head of Translational Medicine for Immunology, Inflammation, and Infectious Disease at Roche Group, where she was responsible for advancing multiple product candidates through clinical development. Prior to Roche Group, Dr. Thomas held roles of increasing responsibility at Pfizer from 2012 to May 2016, including as Vice President of Clinical Development and Clinical Immunophenotyping, and Vice President and Chief Development Officer of the Biosimilars Research and Development Unit where she was responsible for all stages of development of multiple assets. From 2008 to 2012, Dr. Thomas began her industry career at Bristol-Myers Squibb as Director of Global Clinical Development. Prior to her career in drug development, Dr. Thomas was a faculty member at Weill Cornell Medicine’s Department of Nephrology and Transplantation Medicine. Dr. Thomas received her B.A. in sociology and her M.D. from Cornell University. The Company believes Dr. Thomas is qualified to serve as a member of the board of directors of the Company based on her academic and clinical research experience, her nephrology expertise and her extensive operational experience in the biotechnology industry.

Following the closing of the Merger, the Company entered into new employment agreements with each of Mr. Dobmeier, Mr. Frohlich, and Dr. Glicklich, copies of which are attached as Exhibits 10.5 and 10.6 and are incorporated herein by reference.

Pursuant to his employment agreement, Mr. Dobmeier will receive an annual base salary of $437,800 and will be eligible to receive an annual performance bonus with a target amount equal to 45% of his base salary. In the event that Mr. Dobmeier experiences a termination of his employment without “cause” or he resigns for “good reason” outside of the “change in control period” (as such terms are defined in Mr. Dobmeier’s employment agreement), provided that he executes and makes effective a release of claims against the Company and its affiliates, Mr. Dobmeier will become entitled to (i) an amount equal to twelve months’ annual base salary, payable in a lump sum, (ii) an amount equal to any annual bonus for any completed calendar year, to the extent earned but not yet paid at the time of such termination, and (iii) premium payments for continued healthcare coverage for a period of twelve months.

In the event that Mr. Dobmeier experiences a termination of his employment without cause or he resigns for good reason during the change in control period, provided that he executes and makes effective a release of claims against the Company and its affiliates, Mr. Dobmeier will become entitled to (i) an amount equal to eighteen months’ annual base salary and 150% of his target annual performance bonus, payable in a lump sum, (ii) an amount equal to any annual bonus for any completed calendar year, to the extent earned but not yet paid at the time of such termination; (iii) premium payments for continued healthcare coverage for a period of eighteen month; and (iv) accelerated vesting of each outstanding unvested equity award, provided that any performance-based vesting criteria will be treated in accordance with the applicable award agreement or other applicable equity incentive plan governing the terms of such equity award.

Pursuant to their employment agreements, Mr. Frohlich and Dr. Glicklich will receive annual base salaries of 412,100 Canadian Dollars (CAD) and $380,000, respectively, and will be eligible to receive annual performance bonuses with target amounts equal to 30% and 30% of their base salaries, respectively. In the event that Mr. Frohlich or Dr. Glicklich experience a termination of their employment without “cause” or they resign for “good reason” outside of the “change in control period” (as such terms are defined in their applicable employment agreements), provided that they execute and make effective a release of claims against the Company and its affiliates, Mr. Frohlich and Dr. Glicklich will become entitled to (i) an amount equal to twelve months’ annual base salary, payable in a lump sum, (ii) an amount equal to any annual bonus for any completed calendar year, to the extent earned but not yet paid at the time of such termination, and (iii) premium payments for continued healthcare coverage for a period of twelve months.

In the event that Mr. Frohlich or Dr. Glicklich experience a termination of their employment without cause or they resign for good reason during the change in control period, provided that they execute and make effective a release of claims against the Company and its affiliates, Mr. Frohlich and Dr. Glicklich will each become entitled to an amount equal to (i) eighteen months’ annual base salary and 100% of their target annual performance bonus, payable in a lump sum, (ii) an amount equal to any annual bonus for any completed calendar year, to the extent earned but not yet paid at the time of such termination; (iii) premium payments for continued healthcare coverage for a period of eighteen months; and (iv) accelerated vesting of each outstanding unvested equity award, provided that any performance-based vesting criteria will be treated in accordance with the applicable award agreement or other applicable equity incentive plan governing the terms of such equity award.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 5, 2020 in connection with, and immediately following, the Merger, the Company filed an amendment to the amended and restated certificate of incorporation with the Secretary of State of the State of Delaware to change the Company’s name from “Aduro Biotech, Inc.” to “Chinook Therapeutics, Inc.”

The foregoing descriptions of the amendment to the amended and restated certificate of incorporation is not complete and is subject to and qualified in their entirety by reference to the amendment to the amended and restated certificate of incorporation, a copy of which is attached as Exhibit 3.1 hereto and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure (Press release).

On October 5, 2020 the Company issued a press release announcing the completion of the Merger. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

The audited financial statements of Private Chinook as of December 31, 2019 and 2018 and for the year ended December 31, 2019 and the period from November 1, 2018 (inception) through December 31, 2018 required by Item 9.01(a) were previously filed with the SEC as part of the Registration Statement and, pursuant to General Instruction B.3 of Form 8-K, are not required to be filed herewith.

The unaudited condensed consolidated interim financial statements of Private Chinook as of June 30, 2020 and for the six months ended June 30, 2020 and 2019, were previously filed with the SEC as part of the Registration Statement and, pursuant to General Instruction B.3 of Form 8-K, are not required to be filed herewith.

The unaudited condensed consolidated interim financial statements of Private Chinook as of September 30, 2020 and for the nine months ended September 30, 2020 and 2019, will be filed by amendment to this Current Report on Form 8-K no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed pursuant to Item 2.01 of Form 8-K.

(b)	Pro Forma Financial Information.

The pro forma financial information required by Item 9.01(b) were previously filed with the SEC as part of the Registration Statement and, pursuant to General Instruction B.3 of Form 8-K, are not required to be filed herewith.

(d)	Exhibits.

Exhibit		Incorporated by Reference (if applicable)
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date

2.1^	Agreement and Plan or Merger and Reorganization, dated June 1, 2020, by and among Aduro Biotech, Inc., Aspire Merger Sub, Inc., and Chinook Therapeutics U.S., Inc.	8-K	001-37345	2.1	June 2, 2020

2.2	Amendment No. 1 to Agreement and Plan of Merger and Reorganization, dated August 17, 2020, by and among Aduro Biotech, Inc., Aspire Merger Sub, Inc., and Chinook Therapeutics U.S., Inc.	8-K	001-37345	2.1	August 18, 2020

3.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation, dated October 5, 2020.	S-8	333-249351	4.6	October 6, 2020

10.1†^	License Agreement, dated December 16, 2019, by and between Chinook Therapeutics U.S., Inc. and AbbVie Ireland Unlimited Company.	S-4	333-239989	10.1	July 22, 2020

10.2*	Form of Separation Agreement (Standard).

10.3*	Form of Separation Agreement (Stephen T. Isaacs).

10.4*	Form of Consulting Agreement.

10.5*	Form of Indemnification Agreement.

10.6*	Form of Employment Agreement (US).

10.7*	Form of Employment Agreement (Canada).

16.1*	Letter from Deloitte & Touche LLP, dated October 7, 2020.

99.1*	Press release issued on October 5, 2020.

104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document)

*	Filed herewith.
†	Registrant has omitted portions of the exhibit as permitted under Item 601(b)(10) of Regulation S-K.
^

Registrant has omitted schedules and exhibits pursuant to Item 601(b)(2) of Regulation S-K. The Registrant agrees to furnish supplementally a copy of the omitted schedules and exhibits to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINOOK THERAPEUTICS, INC.

Date: October 7, 2020	By:	/s/ Eric L. Dobmeier
	Name:	Eric L. Dobmeier
	Title:	President and Chief Executive Officer